UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 19, 2023, LiveOne, Inc. (the “Company”) issued a press release announcing certain preliminary financial results for its fiscal quarter and six-month period ended September 30, 2023. A copy of the press release is attached hereto as Exhibit 99.1.

The Company is in the process of finalizing its results for the quarter ended September 30, 2023. Such press release contain certain estimated preliminary unaudited financial results for the quarter ended September 30, 2023, which are based only on currently available information as of the date hereof. These results are preliminary and subject to change. The Company’s financial closing procedures for the quarter ended September 30, 2023 are not yet complete and, as a result, its final results upon completion of its closing procedures may vary from the estimated select preliminary unaudited results set forth in such press release. In addition, certain statements set forth in such press release are forward-looking statements. See “Risk Factors,” “Forward-Looking Statements” and the Company’s financial statements and related notes included in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for additional information regarding factors that could result in differences between the preliminary estimated financial results that are presented in such press release and the actual financial results the Company will report. These estimates should not be viewed as a substitute for the Company’s full financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). Accordingly, you should not place undue reliance on these preliminary unaudited results.

Additionally, the estimates reported in such press release include the presentation of EBITDA, which is a non-GAAP financial measure. In addition to reporting the Company’s financial information using GAAP, management believes that certain non-GAAP measures, including EBITDA, provide investors with important perspectives into the Company’s ongoing business performance. The Company does not intend for the non-GAAP measures to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define and calculate the measures differently than the Company does, limiting the usefulness of the measures for comparison with other companies.

All of the estimated preliminary unaudited financial information set forth in such press release has been prepared by and is the responsibility of the Company’s management and has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm, Macias Gini & O’Connell LLP. Accordingly, Macias Gini & O’Connell LLP does not express an opinion or any other form of assurance with respect thereto.

The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

As part of the press release discussed above, the Company announced that it expects to reduce its operating costs by an additional $2 million.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1*	Press release, dated October 19, 2023.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: October 19, 2023	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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